Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Second Quarter 2012 Financial Results and

Declares an Increased Dividend of $0.32 Per Share

BOSTON – July 30, 2012 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct capital provider to middle market companies, today announced financial results for its second fiscal quarter ended June 30, 2012. Additionally, THL Credit announced that its Board of Directors has declared a third fiscal quarter 2012 dividend of $0.32 per share payable on September 28, 2012, to stockholders of record as of September 14, 2012, an increase over the prior quarter’s dividend of $0.02 per share.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of June 30, 2012
Total assets	$341.9
Investment portfolio, at fair value	$330.3
Net assets	$266.3
Net asset value per share	$13.17
Weighted average yield on investments	14.2%

	Quarter ended June 30, 2012	Quarter ended June 30, 2011
Portfolio activity
Total investments made, at par	$66.8	$56.0
Investments in new portfolio companies, at par	$64.4	$48.9
Number of new portfolio companies	6	5
Number of portfolio companies at end of period	30	22
Operating results
Total investment income	$11.8	$9.1
Net investment income	$6.5	$5.0
Net increase in net assets from operations	$6.0	$6.6
Net investment income per share	$0.32	$0.25
Dividends declared per share	$0.30	$0.25

“We are pleased with our investment pace this quarter, our most active since our IPO in 2010, and more importantly, with the overall credit quality of our portfolio. We remain cautious on the economic environment and our deployment of shareholder capital will continue to be done prudently and patiently,” said James K. Hunt, chief executive officer of THL Credit. “Our origination efforts continue to produce actionable investment opportunities and we have over $120 million of liquidity to acquit our pipeline.”

PORTFOLIO AND INVESTMENT ACTIVITY

During the quarter, THL Credit closed on $66.8 million of investments comprised of $64.4 million of investments in six new portfolio companies and $2.4 million of follow-on investments in three existing portfolio companies. Activity for the quarter included:

•

$8.7 million investment in the subordinated term loan of Martex Fiber Southern Corp., a vertically integrated niche manufacturer operating in the textile waste recycling industry in the southern United States, based in Philadelphia, PA;

•	$13.0 million investment in the subordinated term loan of IMDS Corporation, an innovator in contract, full-service medical device development and manufacturing, based in Fort Worth, TX;

•

$9.6 million investment in the senior secured term loan and equity of YP Intermediate Holdings Corp., a holding company for AT&T Ad Solutions/Interactive, or Yellow Pages, which sells advertising in United States print directories, online and mobile platforms, based in Atlanta, GA;

•	$9.3 million investment in the subordinated term loan of Dr. Fresh Inc., a company engaged in the design, manufacture and sale of oral care products, based in Buena Park, CA;

•	$12.5 million investment in tax receivable agreement payment rights of Duff & Phelps Corporation, a provider of independent advisory and investment banking services, based in New York, NY;

•	$11.3 million investment in the second lien loan and equity of AIM Media Texas Operating, LLC, an operator of regional newspapers in Texas, based in Dallas, TX;

•	$2.4 million in follow-on investments in Country Pure Foods, LLC and Trinity Services Group, Inc., both in connection with acquisitions, and a delayed draw funding;

•	Realization of THL Credit’s remaining investment in Charming Charlie, Inc. at par plus a prepayment premium, resulting in total proceeds of $7.8 million;

•	Sale of THL Credit’s investment in Hickory Farm, Inc. at par, resulting in proceeds of $9.5 million;

•	Partial realizations, totaling $6.6 million, of THL Credit’s investments in Hart InterCivic, Inc., LCP Capital Fund LLC, and CRS Reprocessing, LLC.

The weighted average yield on investments made during the second quarter at their current cost basis, as of June 30, 2012, was 15.3 percent.

These transactions bring the total fair value of THL Credit’s investment portfolio to $330.3 million across 30 portfolio companies, including THL Credit Greenway Fund LLC, at the quarter ended June 30, 2012.

The weighted average yield of the debt and income-producing interests in the investment portfolio at their current cost basis, as of June 30, 2012, was 14.2 percent. The weighted average yield on the debt investments alone at their current cost basis, as of June 30, 2012, was 14.0 percent.

As of June 30, 2012, THL Credit’s investment portfolio at fair value was allocated 24 percent in first lien debt including unitranche investments, 21 percent in second lien debt, 48 percent in subordinated debt, 6 percent in income-producing investments in funds and payment rights and 1 percent in equity.

This compares to its portfolio as of Dec. 31, 2011, which had a fair value of $267.0 million allocated 34 percent in first lien debt, 22 percent in second lien debt, 38 percent in subordinated debt, 5 percent in income-producing fund interests and 1 percent in equity. The weighted average yield of the debt and income-producing fund interests in the investment portfolio at their cost basis as of Dec. 31, 2011, was 14.0 percent. The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2011, was 13.8 percent.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended June 30, 2012, was $11.8 million compared with $9.1 million in the prior year. In the second quarter of 2012, total investment income consisted of $10.4 million in interest income on debt securities and cash (including $1.2 million of PIK interest and $0.2 in prepayment premiums), $0.6 million of interest income on income-producing investments, as well as $0.8 million of other income, mainly related to fees from THL Credit Greenway Fund LLC (“Greenway”). This compares to $9.1 million of total investment income for the three months ended June 30, 2011, which consisted of $7.4 million of interest income on debt securities and cash (including PIK interest of $0.6 million), $0.6 million of interest income on income-producing investments, $0.3 million of dividend income, and $0.8 million of other income, mainly related to fees from Greenway.

The increase in the investment income compared to the same period in the prior year is due to the growth of THL Credit’s investment portfolio.

Operating expenses

Operating expenses for the three months ended June 30, 2012, and 2011, were $5.2 million and $4.1 million, respectively. Base management fees for the same periods were $1.1 million and $1.0 million; incentive fees totaled $1.6 million and $1.1 million; administrator expenses were $0.7 million and $0.7 million; other expenses totaled $0.8 million and $0.8 million; and fees and expenses related to THL Credit’s credit facility totaled $1.0 million and $0.5 million, respectively.

The increase in base management fees and incentive fee expense is due to the growth and performance of the investment portfolio. The increase in expenses and fees related to the credit facility is due principally to the level of borrowings and increased commitment size.

Net investment income

Net investment income totaled $6.5 million and $5.0 million, or $0.32 and $0.25 per share, for the three months ended June 30, 2012 and 2011, respectively.

Net change in unrealized appreciation on investments

For the second quarter, THL Credit’s investment portfolio had unrealized appreciation of $0.03 million in 2012, compared to unrealized appreciation of $1.6 million in 2011. As of June 30, 2012, and Dec. 31, 2011, net unrealized appreciation on investments was $3.4 million and $3.9 million, respectively.

The change in the net change in unrealized appreciation compared to the prior period was driven primarily by changes in the capital market conditions and in the financial performance of certain portfolio companies.

Unrealized depreciation on interest rate derivative

For the second quarter, THL Credit’s interest rate derivative agreement, which was entered into on May 10, 2012, had unrealized depreciation of $0.6 million, which was due to capital markets changes impacting interest rate swap spreads.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $6.0 million and $6.6 million, or $0.30 and $0.32 per share, respectively, for the three months ended June 30, 2012 and 2011, respectively.

This decrease in net assets from operations is due to the net change in unrealized appreciation on investments and the unrealized depreciation on the interest rate derivative agreement.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2012, THL Credit had cash of $2.2 million. THL Credit’s liquidity and capital resources are derived from its credit facility and cash flows from operations, including investment sales and repayments, and income earned. Its primary use of funds from operations includes making investments in portfolio companies and funding operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from turnover within the portfolio and from future public and private offerings of securities, to finance its investment objectives.

On May 10, 2012, the Company entered into an amendment to its existing revolving credit agreement to expand the size from $125.0 million to $140.0 million and entered into a new $50.0 million senior secured term loan credit facility with ING Capital LLC.

At June 30, 2012, THL Credit had $70.2 million in outstanding borrowings, which includes $20.2 million outstanding under its revolver and $50.0 million outstanding under its term loan facility. The credit facility had a weighted average interest rate of 4.10 percent, exclusive of the fee on undrawn commitments. THL Credit borrowed $67.8 million under its revolving credit facility and $50.0 million under its term loan for the six months ended June 30, 2012 and repaid $52.6 million funds on its revolving credit facility from proceeds received from the term loan, prepayments and investment income. There were no borrowings or repayments for the six months ended June 30, 2011.

For the six months ended June 30, 2012, THL Credit’s operating activities used cash of $52.6 million primarily in connection with the purchase of investments, and its financing activities provided cash of $65.2 million from net borrowings and used cash of $15.9 million from the payment of dividends to stockholders and payment of financing costs related to the credit facility and term loan.

For the six months ended June 30, 2011, THL Credit’s operating activities used cash of $78.3 million primarily in connection with the purchase of investments, and its financing activities used cash of $11.2 million primarily from the payment of dividends to stockholders and financing costs related to the credit facility.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results on July 31, 2012, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 99455043. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 13, 2012, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 99455043. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2012 (unaudited)	December 31, 2011
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $326,881,792 and $263,100,758, respectively)	$330,324,550	$266,981,836
Non-controlled, affiliated investments (cost of $14,060 and $10,864, respectively)	14,060	11,496

Total investments at fair value (cost of $326,895,852 and $263,111,622, respectively)	330,338,610	266,993,332
Cash	2,222,164	5,572,753
Deferred financing costs	4,335,736	1,860,484
Interest receivable	3,379,046	1,440,057
Due from affiliate	685,250	511,842
Deferred offering costs	425,187	327,267
Receivable for paydown of investment	258,621	258,621
Prepaid expenses and other assets	235,145	185,075

Total assets	$341,879,759	$277,149,431

Liabilities:
Loans payable	$70,200,000	$5,000,000
Accrued incentive fees	2,668,113	2,689,030
Base management fees payable	1,107,244	1,013,048
Accrued expenses	502,357	466,030
Accrued credit facility fees and interest	478,586	5,451
Interest rate derivative	574,427	—
Accrued administrator expenses	—	338,569
Due to affiliate	—	20,597

Total liabilities	75,530,727	9,532,725
Net Assets:
Preferred stock, par value $0.001 per share, 100,000,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 20,220,202 and 20,220,200 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	20,220	20,220
Paid-in capital in excess of par	262,289,377	262,289,351
Net unrealized appreciation on investments	3,442,758	3,881,710
Net unrealized depreciation on interest rate derivative	(574,427)	—
Accumulated undistributed net realized gain	—	917,830
Accumulated undistributed net investment income	1,171,104	507,595

Total net assets	266,349,032	267,616,706

Total liabilities and net assets	$341,879,759	$277,149,431

Net asset value per share	$13.17	$13.24

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$11,002,847	$8,125,991	$21,153,170	$15,005,664
Other income	62,366	157,220	131,300	255,827
Dividend income	—	279,676	—	279,676
From non-controlled, affiliated investment:
Other income	693,338	554,148	1,223,672	634,330

Total investment income	11,758,551	9,117,035	22,508,142	16,175,497
Expenses:
Incentive fees	1,635,336	1,113,150	3,061,584	1,614,903
Base management fees	1,107,244	998,805	2,146,554	1,990,265
Credit facility interest and fees	759,860	315,973	1,212,693	385,556
Administrator expenses	676,996	715,971	1,500,888	1,284,036
Professional fees	356,727	312,474	562,405	533,942
Amortization of deferred financing costs	237,285	210,045	448,915	256,978
Other general and administrative expenses	224,544	221,166	401,871	418,172
Directors’ fees	134,875	134,875	269,750	269,750
Insurance expenses	111,065	123,700	216,875	315,308

Total expenses	5,243,932	4,146,159	9,821,535	7,068,910

Net investment income	6,514,619	4,970,876	12,686,607	9,106,587
Net change in unrealized appreciation on investments:
Non-controlled, non-affiliated investments	26,690	1,579,444	(438,320)	2,327,819
Non-controlled, affiliated investments	—	100	(632)	100

Net change in unrealized appreciation on investments	26,690	1,579,544	(438,952)	2,327,919
Net change in unrealized depreciation on interest rate derivative	(574,427)	—	(574,427)	—

Net increase in net assets resulting from operations	$5,966,882	$6,550,420	$11,673,228	$11,434,506

Net investment income per common share:
Basic and diluted	$0.32	$0.25	$0.63	$0.45
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.30	$0.32	$0.58	$0.57
Weighted average shares of common stock outstanding:
Basic and diluted	20,220,201	20,220,197	20,220,201	20,113,105

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles and Houston. THL Credit invests primarily in junior capital securities of sponsored and unsponsored issuers, including subordinated debt and second lien secured debt, which junior capital may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit may also selectively invest in first lien senior secured loans that generally have structures with higher interest rates, which include unitranche investments. In certain instances THL Credit will also make direct equity investments. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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